Exhibit 7.5

LETTER REQUEST FOR APPROVAL OF TRANSFER OF SHARES OF
RESTRICTED COMMON STOCK OF MOQIZONE HOLDING CORPORATION

MoqiZone Holding Corporation限制普通股股份转让批准的申请信

March 1, 2010

To:	MoqiZone Holding Corporation
7A-D Hong Kong Industrial Building
444-452 Des Voeux Road West
Hong Kong

Attn:	Lawrence Cheung, Chief Executive Officer

1.	Purpose

1.	目的

A.           Allglad Limited Co. (“Allglad” or “Transferor”) is a corporation organized under the laws of the British Virgin Islands holding 2,192,011 shares of common stock of MoqiZone Holding Corporation (“MoqiZone”). Certain third parties (the “Investors”) hold passive economic interests in the Allglad Shares.  Allglad wishes to distribute 2,043,080 shares of MoqiZone’s common stock to the Investors on a pro rata basis in accordance with the Investors’ pro rata economic interests (the “Distribution”).

A.         AllgladLimited（“Allglad”或“转让人”）是一 家依英属维尔京群岛法律成立的企业，它持有MoqiZone Holding Corporation (“MoqiZone”) 2,192,011股普通股的股票。某第三方（“投资人”）拥有Allglad 股份的被动经济利益。Allglad 希望将其名下2,043,080股MoqiZone普通股在按比例分配的基础上依照投资人所持有的经济利益的比例分配给投资人（“分配”）。

B.          As  part  of  the  Distribution,  Transferor  wishes  to  transfer  2,043,080 shares of common stock of MoqiZone Holding Corporation (the “Transferred Shares”) currently held by Transferor to individuals listed in the table below (each as “Transferee” and collectively as “Transferees”).  Since the Transferred Shares as of the date hereof are “restricted securities”, and the transfer is not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, both Transferor and Transferee agree to make certain representations, warranties and agree to certain covenants for the benefit of MoqiZone Holding Corporation (“MoqiZone”) as set forth in this letter (this “Letter”) and the Regulation S Non U.S. Person Representations attached hereto as Exhibit 1.1.

B．          作为分配的一部分，转让人希望转让目前转让人所持有2,043,080股MoqiZone Holding Corporation 的普通股股票(“被转让股票”) 给下表中所列的个人（“受让人”）。鉴于被转让的股票在当前日期时仍是“限制性证券”，并且此一 转让没有依照1933证券法或美国任何一个州的证券法注册，转让人同意作出某些陈述与保证，并且为使MoqiZone  Holding Corporation  (“MoqiZone”)  获益而同意某些在本信函（“信函”）中所 列出的约定。

	Name of Transferee		Number of Share
1	黄志安	Zhi'an HUANG	10,000
2	宋惠霞	Huixia SONG	19,015
3	彭瑜	Yu PENG	16,000
4	黄亨惠	Henghui HUANG	10,000
5	闫淑芬	Shufen YAN	14,000
6	陈苏	So CHAN	10,000
7	郑小娥	Xiao'e ZHENG	10,000
8	陈啓帆	Qifan CHEN	10,000
9	李方明	Fangming LI	20,000
10	郑云华	Yunhua ZHENG	10,000
11	温鸿娟	Hongjuan WEN	31,500
12	杜小红	Xiaohong DU	44,002
13	王春荣	Chunrong WANG	13,943
14	王曙光	Shuguang WANG	10,000
15	林子渝	Ziyu LIN	30,000
16	吴帆	Fan WU	13,400
17	焦生全	Shengquan JIAO	10,000
18	王伟力	Weili WANG	10,000
19	孔爱屏	Aiping KONG	10,000
20	徐玲	Ling XU	9,462
21	赵金萍	Jinping ZHAO	20,000
22	刁红梅	Hongmei DIAO	15,000
23	邓红玉	Hongyu DENG	10,000
24	彭祥丽	Xiangli PENG	10,000

25	徐继红	Jihong XU	25,000
26	谈利庆	Liqing TAN	137,549
27	徐 鸣	Ming XU	10,000
28	吴海凤	Haifeng WU	10,000
29	蒙榆梅	Yumei MENG	12,457
30	黄每裕	Meiyu HUANG	25,000
31	揭永业	Yongye JIE	5,783
32	陈志强	Zhiqiang CHEN	10,000
33	谢旭明	Xuming XIE	50,000
34	王有良	Youliang WANG	40,000
35	何振球	Zhenqiu HE	32,290
36	古希萍	Xiping GU	22,021
37	金瑞芳	Ruifang JIN	35,071
38	林君	Jun LIN	10,000
39	景荣	Rong JIN	20,000
40	覃小玲	Xiaoling QIN	17,142
41	陈萍	Ping CHEN	11,940
42	邓倩娴	Qianxian DENG	390,218
43	王戎	Rong WANG	10,000
44	翟艳红	Yanhong ZHAI	20,000
45	李晓琴	Xiaoqin LI	10,000
46	徐建敏	Jianmin XU	239,387
47	刘俊义	Junyi LIU	50,000
48	宋宝清	Baoqing SONG	20,000
49	邓锦芳	Kam Fong TANG	10,000
50	汤蕙珊	Wai Shan TONG	20,000
51	李枫	Feng LI	15,000
52	梁倍翰	Beihan LIANG	57,143
53	梁倩霞	Qianxia LIANG	90,000
54	李云龙	Yunlong LI	10,000
55	黄海红	Haihong HUANG	2,050
56	武雅玲	Yaling WU	10,514
57	李鸿文	Hongwen LI	10,000
58	郑少玲	Shaoling ZHENG	49,000
59	范立英	Liying FAN	4,000
60	明晓燕	Xiaoyan MING	21,714

61	邱鸣	Ming QIU	20,000
62	陈和坚	Hejian CHEN	15,600
63	廖月娥	Yue'e LIAO	10,000
64	王建波	Jianbo WANG	36,300
65	鄧長政	Gan Gene TANG	81,579
	Total:		2,043,080

2.	Representations and Warranties of Transferor

2.	转让人陈述与保证

A.           Pursuant to arrangements between Transferor and Transferees (which have not been independently verified or reviewed  by MoqiZone), Transferees hold passive economic interests in Transferor giving rise to the right of the Transferees to receive the Transferred Shares.  Transferees have no other interest in Allglad or any other third party giving rise to any other right to receive any other securities of MoqiZone.

A.           依照转让人与受让人之间的安排（此一安排并没有经过MoqiZone的独立的证实与审阅），受让人持有转让人的被动的经济利益并由此而导致受让人拥有收到被转让股份的权利。受让人并不 拥有Allglad 或任何其它第三方的可导致其收到MoqiZone其他股票的利益。

B.          Transferees did not pay, directly or indirectly, any additional consideration to Transferor in connection with the Distribution or the transfer of the Allglad Shares to Transferees.

B.          受让人并没有直接或间接的支付给转让人任何与此一分配或转让相关的任何附加的对价。

C.          Neither the execution or delivery by Transferor of this Letter nor the transfer of the Transferred Shares to Transferees  will, directly or indirectly, (i) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Transferor; (ii) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would  constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Transferor is a party or by which the properties or assets of Transferor are bound; or (iii) contravene, conflict with, or result in a violation of, any law, regulation or order to which Transferor, or any of the properties or assets of Transferor, may be subject.

C.          转让人对此信函的签署与移交或将被转让股份转让给受让人并不会直接或间接的（i）构成对转让人的机构文件的任何条款的违反或冲突；（ii）如 果 转让人是任何协议的一方或转让人的资产被任何的协议所约束，构成对此协议的违反、冲突、违约（或在有通知及超过时限或两者兼备的情况下，可构成违约的某一事件或条件），或导致对此协议的终结或提前履约；或（iii）如果转让人或其资产是受任 何 的法律、法规或命令的约束，构成对法律、法规或命令的抵触、冲突或违反。

D.          Transferor owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer the Transferred Shares free and  clear  of  any  and  all  liens  or  other  encumbrances.  There  are  no  options,  rights,  voting  trusts,  stockholder  agreements  or  any  other  contracts  or understandings to which the Transferor is a party or by which Transferor or the Transferred Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Transferred Shares. Upon consummation of the Distribution, Transferees will acquire good, valid and marketable title to the Transferred Shares free and clear of any and all liens or other encumbrances.

D.          转让人在名义与实际获益上拥有被转让股票，对被转让股票拥有合法、有效与不容质疑的所有权，并且拥有对被转让股票的转让 权，转让人的以上权利不受任何的留置权或任何其它的 产 权限制。转让人有签署任何的期权、权利、投票信托、股东协议或任何其它的合同与谅解，来限制转让人和被转让股份任何的发行、出售、转让、投票或注册。当分配完成后，受让人将会获得合法、有效及可销售的被转让股份的所 有权，并且此所有权不受仍何的留置 权或任何其它的产权限制。

E.           There is no pending legal, judicial, arbitral or regulatory proceeding against Transferor that involves the Transferred Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transfer of the Transferred Shares to Transferees and, to the knowledge of Transferor, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

E.           没有任何针对转让人的与被转让股份相关的未决的质疑或有可能阻止、拖延、使之非法，或以其它方式介入被转让股份的转让的法律、司法、仲裁或管理程序，并且就转让人所知，没有任何一方威胁提 出此类程序，并且不存在任何的有可能使此类程序开始的情况或事实。

F.           No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Transferor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transfer of the Transferred Shares to Transferees, and Transferor will indemnify and hold the MoqiZone and Transferees harmless against any liability or expense arising out of, or in connection with, any such claim.

F.           没有任何人拥有，或作为在此所考虑到的交易的后果可以拥有向转让人索取与将被转让股份转让给受让人相关的佣金、收费或其它作为介绍人或经纪人或相类似的身份的报酬的权利或有效的要求，并且 转 让人将补偿并保证此类要求所引起的责任与开销不会对MoqiZone及被转让人造成任何的伤害。

G.          The original issuance of the Transferred Shares to the Transferor was effected in reliance upon an exemption from registration afforded under Regulation S promulgated under the Securities Act (“Regulation S”) for offers and sales of securities outside the United States.

G.           转让人是依靠证券法法规S（“法规S”）来获得了被转让股份的最初的发行。法规S对在美国以外提供与销售的证券免除了对其 注册的要求。

H.           Transferees are not U.S. persons (as defined in Regulation S). Each Transferee has signed Regulation S Non U.S. Person Representation attached hereto as Exhibit 1.1.

H.           受让人不是美国人（如同法规S所定义的）。每位受让人都签署了附于此信的附件1.1的“法规S非美国人声明”。

3.	Indemnity

3.	补偿

A.           Transferor shall indemnify and hold MoqiZone harmless for any and all direct or  indirect losses, liabilities or expenses, including, without limitation, any third-party claims, that may be incurred or otherwise borne by MoqiZone, or by any of its advisors, officers, directors or affiliates, arising from, in connection with, or relating to the transfer of the Transferred Shares to the Transferees, any untrue or incorrect representation or warranty set forth herein, or any breach of any covenant set forth herein.

A.           转让人补偿并且保证MoqiZone不受任何的直接或间接的损失、责任或开销，包括但不限于，任何第三方 的赔偿要求，此一要求有可能是由 MoqiZone，或其顾问、管理层人员、董事或相关人员所引起或承担的，与被转让股份转让给受让人有关的，在此 作出的任何的不真实或不正确的陈述与保证，或由 对在此所作出的契约的违反所引起的。

4.	Miscellaneous

4.	其它约定

A.           The parties hereto agree that this letter shall be governed by the laws of the State of New York, United States of America.

A.           相关各方在此同意此一信函将受辖于美国纽约州的法律。

B.          Any dispute or arising from or in connection with this Letter shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration.  The arbitral award will be final and binding on both parties.  The place of the arbitration will be Beijing.  The language of the arbitration will be Chinese.  The number of arbitrators will be three, at least two of whom shall be qualified to practice law in the State of New York and shall have experience with the United States federal securities laws.

B.            任何由此一信函引起的相关的争议应当递交给中国国际经济与贸易仲裁委员会进行仲裁，此仲裁应当依照委员会的在申请仲裁时的有效的仲裁条例来进行。仲裁的结果应当对各方都是最终的并有约束 力 。仲裁的地点为北京。仲裁的语言为中文。仲裁员应为三人，其中至少两人应具备在纽约州从事法律业务的资格并且应当有美国联邦证券法的经验。

C.           Notices to the parties hereto shall be made in writing by express delivery via an internationally-recognized overnight courier.

C.           给在此各方的通告应当以书面的形式通过一家国际知名的公司隔夜快递。

D.           This Letter is written in both the English and Chinese languages.  To the extent that there is any conflict between the language versions of this Letter, the English language version shall control.

D.           此信用中英文两种语言书写。如两种版本有冲突，当以英文本为准。

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this letter effective as of the date first above written.

Transferor: Allglad Limited Co.	Company: MoqiZone Holding Corporation

Name 姓名: Yin Yin Shao	Name 姓名: Lawrence Cheung
Title 职务: Director	Title 职务: CEO